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                                                                    Exhibit 99.1
                                                Chicago Mercantile Exchange Inc.
                                              Registration Statement on Form S-4

          PROXY           CHICAGO MERCANTILE EXCHANGE     PROXY
                             30 South Wacker Drive
                            Chicago, Illinois 60606

        This proxy is solicited on behalf of the Board of Directors of
                          Chicago Mercantile Exchange
              for the Special Meeting of Members on May __, 2000

     The undersigned appoints ____________, ____________ and ____________, or any of them, as proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all membership interests in the Chicago Mercantile Exchange held in the undersigned's name at the special meeting of members to be held on May __, 2000, or any adjournment thereof and, in the proxies' discretion, to vote upon such other business as may properly come before the meeting, all as more fully set forth in the Proxy Statement/Prospectus related to such meeting, receipt of which is hereby acknowledged.

PLEASE SEE REVERSE SIDE
______________________________________________________________________________

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[Reverse side of proxy]

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, it will be voted for approval of the demutualization proposal.

================================================================================

                                    PROPOSAL

To approve the Agreement and Plan of Merger dated as of April 1, 2000, by which the Chicago Mercantile Exchange will merge into a Delaware nonstock corporation and thereafter demutualize by merging into a Delaware stock corporation.

================================================================================

                        FOR.   [_]
       I approve the proposal.

     _____________________________________

                    AGAINST.   [_]
         I do not approve the proposal.

     _____________________________________

                    ABSTAIN.   [_]
     I abstain from voting on the proposal.


SIGNATURE(S) ____________________DATE_______________
NOTE:  Please sign exactly as name appears hereon.
       When signing as attorney, executor,
       administrator, trustee or guardian, please give full title as such.
       adjournment thereof.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any

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